Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Triangle Castings, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Denis M. Snyder, Principal Executive Officer and Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending September 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of Triangle Castings, Inc.

Date: November 4, 2010

/s/ Denis M. Snyder
Denis M. Snyder President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Director